Exhibit 99.2

CERES SYSTEMS AND SUBSIDIARIES
CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEAR ENDED
DECEMBER 31, 2016

CERES SYSTEMS AND SUBSIDIARIES
TABLE OF CONTENTS
December 31, 2016

Page
INDEPENDENT AUDITOR’S REPORT	1 - 2
CONSOLIDATED FINANCIAL STATEMENTS
Consolidated Balance Sheet	3
Consolidated Statement of Income	4
Consolidated Statement of Shareholders’ Equity	5
Consolidated Statement of Cash Flows	6
Notes to Consolidated Financial Statements	7 - 24

INDEPENDENT AUDITOR'S REPORT

To the Board of Directors
Ceres Systems and Subsidiaries
Fremont, California

Report on the Consolidated Financial Statements

We have audited the accompanying consolidated financial statements of Ceres Systems and Subsidiaries (collectively, the “Company”), which comprise the consolidated balance sheet as of December 31, 2016, the related consolidated statements of income, shareholders’ equity and cash flows for the year then ended and the related notes to the consolidated financial statements, (collectively, the “financial statements”).

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

To the Board of Directors
Ceres Systems and Subsidiaries

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Ceres Systems and Subsidiaries as of December 31, 2016, and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

/s/SingerLewak LLP
SingerLewak LLP
December 16, 2017

CERES SYSTEMS AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET
For the Year Ended December 31, 2016

ASSETS
Current Assets
Cash and cash equivalents	$10,789,594
Accounts receivable	4,242,532
Due from related parties	616,076
Inventories	6,327,502
Prepaid expenses and other current assets	119,877
Income tax refund receivable	549,188
Total current assets	22,644,769
Property and equipment, net	250,769
Other assets	149,344
Deferred income taxes	4,283,715
Total assets	$27,328,597
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
Accounts payable	$3,160,706
Accrued expenses	2,332,651
Deferred revenues	246,931
Deferred rent, current	103,117
Total current liabilities	5,843,405
Deferred rent, less current portion	18,888
Total liabilities	5,862,293
Commitment and Contingencies (Note 10)
Shareholders' Equity
Preferred stock B, no par value; 6,000,000 shares authorized;
4,772,500 shares issued and outstanding (liquidation preference of
$1,909,000)	1,601,000
Preferred stock A, no par value; 500,000 shares authorized;
202,019 shares issued and outstanding (liquidation preference of
$2,020,190)	2,020,191
Common stock, no par value; 60,000,000 shares authorized;
32,595,344 shares issued and outstanding at December 31, 2016	1,100,737
Additional paid-in capital	784,776
Retained earnings	15,959,600
Total shareholders' equity	21,466,304
Total liabilities and shareholders' equity	$27,328,597

The accompanying notes are an integral part of these consolidated financial statements.

CERES SYSTEMS AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF INCOME
For the Year Ended December 31, 2016

Net sales	$38,981,912
Cost of sales	22,085,457
Gross profit	16,896,455
Operating expenses
Research and development	4,379,724
Sales and marketing	4,622,624
General and administrative	2,046,849
Total operating expenses	11,049,197
Operating income	5,847,258
Other income (expense)
Interest income	34,221
Interest expense	(29)
Other income	34,903
Other income	69,095
Income before from income taxes	5,916,353
Provision for income taxes	2,169,491
Net income	$3,746,862

The accompanying notes are an integral part of these consolidated financial statements.

CERES SYSTEMS AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
For the Year Ended December 31, 2016

							Additional		Total
	Preferred Stock B		Preferred Stock A		Common Stock		Paid-in	Retained	Shareholder's
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Earnings	Equity
Balance at January 1, 2016	4,772,500	1,601,000	202,019	2,020,191	32,477,344	1,079,837	747,122	12,212,738	17,660,888
Exercise of warrants and options	—	—	—	—	118,000	20,900	—	—	20,900
Stock compensation	—	—	—	—	—	—	37,654	—	37,654
Net income	—	—	—	—	—	—	—	3,746,862	3,746,862
Balance at December 31, 2016	4,772,500	$1,601,000	202,019	$2,020,191	32,595,344	$1,100,737	$784,776	$15,959,600	$21,466,304

The accompanying notes are an integral part of these consolidated financial statements.

CERES SYSTEMS AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF CASH FLOWS
For the Year Ended December 31, 2016

Cash flows from operating activities
Net income	$3,746,862
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation expense	236,912
Amortization expense	85,772
Provision for deferred income taxes	853,584
Stock compensation expense	37,654
Loss on disposition of fixed assets	—
Provision for excess and obsolete inventory	(151,139)
Changes in operating assets and liabilities:
Accounts receivable	449,449
Due from related parties	(23,877)
Inventories	(1,533,173)
Prepaid expenses and other current assets	(55,614)
Income tax refund receivable	(52,082)
Other assets	(97,987)
Accounts payable	1,816,748
Accrued expenses	761,565
Deferred revenues	180,495
Deferred rent	(90,226)
Net cash provided by operating activities	6,164,943
Cash flows from investing activities
Acquisition of property and equipment	(147,750)
Net cash used in investing activities	(147,750)
Cash flows from financing activities
Proceeds from exercise of warrants and options	20,900
Net cash provided by financing activities	20,900
Net increase in cash and cash equivalents	6,038,093
Cash and cash equivalents, beginning of year	4,751,501
Cash and cash equivalents, end of year	$10,789,594
Supplemental cash flow information
Cash paid for interest	$29
Cash paid for income taxes	$1,377,000
The accompanying notes are an integral part of these consolidated financial statements.

CERES SYSTEMS AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2016

NOTE 1 - BUSINESS OF THE COMPANY

Ceres Systems (the Parent Company) has two wholly owned subsidiaries - Themis Computer and Themis Computer Sarl (collectively referred to as the “Company”). Themis Computer (Themis) is the operating entity of the Company. Themis markets a broad range of technical/industrial computing products. Themis combines its industry knowledge, high performance computing and advanced thermal and mechanical design techniques to deliver reliable, rugged standards-based and custom embedded computing solutions for OEMs, system integrators and application providers for mission critical applications in the aerospace, telecommunications, military and industrial control markets.

Themis works closely with its customers to deliver a wide range of computing solutions that optimize space, weight and power and are easy to deploy, inexpensive to own and operate that enable its customers to meet their most stringent requirements. Its diverse product portfolio includes: rack mounted servers, bladed server systems, mission and payload systems, small form factors, board-level computers and storage appliances.

Themis Computer Sarl provides certain marketing, sales and customer support services to the European markets.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation
The accompanying consolidated financial statements were prepared on the accrual basis of accounting in accordance with principles generally accepted in the United States of America (“GAAP”).

Principles of Consolidation
The accompanying consolidated balance sheet includes all the accounts of the Company. All intercompany transactions and balances have been eliminated in consolidation.

Use of Estimates
The preparation of a consolidated financial statement in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Actual results could differ from those estimates. The Company’s most significant estimates relate to the allowance for doubtful accounts, allowance for inventory losses, deferred tax assets valuation allowance and certain accrued liabilities.

CERES SYSTEMS AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2016

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Fair Value of Financial Instruments
FASB ASC Topic 820, “Fair Value Measurements and Disclosures,” defines fair value, establishes a consistent framework for measuring fair value and expands disclosure requirements about fair-value measurements. The statement, among other things, requires the Company to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. This includes applying the fair value concept to (i) nonfinancial assets and liabilities initially measured at fair value in business combinations, (ii) reporting units or nonfinancial assets and liabilities measured at fair value in conjunction with goodwill impairment testing, (iii) other nonfinancial assets and liabilities measured at fair value in conjunction with impairment assessments and (iv) asset retirement obligations initially measured at fair value.

The statement contains a hierarchal disclosure framework associated with the level of pricing observability utilized in measuring fair value. This framework defines three levels of inputs to the fair value measurement process and requires that each fair value measurement be assigned to a level corresponding to the lowest level input that is significant to the fair value measurement in its entirety. The three broad levels of inputs defined by the hierarchy are as follows:

•	Level 1 Inputs - quoted prices (unadjusted) in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date,

•
Level 2 Inputs - inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly. If the asset or liability has a specified (contractual) term, a Level 2 input must be observable for substantially the full term of the asset or liability and

•
Level 3 Inputs - unobservable inputs for the asset or liability. These unobservable inputs reflect the entity’s own assumptions about the assumptions that market participants would use in pricing the asset or liability and are developed based on the best information available in the circumstances (which might include the reporting entity’s own data).

The Company’s financial instruments measured at fair value (using Level 1 inputs), include cash and cash equivalents. The Company’s financial instruments for which disclosure only of fair value is required include:

•	Investment in Quorum Labs, Inc. preferred stock - the Company is unable to estimate fair value for this stock due to the lack of a market for such stock as a private company.

•	Notes and interest receivable from the Company’s shareholder - given the short time to maturity the carrying value is a reasonable approximation of fair value.

CERES SYSTEMS AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2016

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Revenue Recognition
The Company’s products are integrated with software solutions that are essential to the functionality of the equipment. The Company’s products are generally fully functional at the time of shipment and do not require any significant production, modification, customization or installation after shipment. The Company accounts for its revenues in accordance with FASB ASC No. 605-25, Multiple-Element Arrangements. Accordingly, revenue from hardware and software product sales is recognized upon shipment provided that (i) an arrangement exists which is typically in the form of a customer purchase order and invoice; (ii) delivery has occurred (i.e., transfer of title (as applicable) and risk of loss to the customer); (iii) the sales price is fixed or determinable and (iv) collectability is reasonably assured.

The Company uses distributors to complement its direct sales and marketing efforts in certain markets. Due to the broad range of features and options available with the Company’s hardware and software products, distributors generally do not stock the products and typically place orders with the Company after receiving an order from an end customer, as a result sales to distributors are generally recognized at the time of shipment.

Research and Development
Research and development expenses consist primarily of salaries and other personnel costs, consulting expenses and material costs related to the design, development, testing and enhancement of products. Costs related to research and development activities are expensed as incurred.

Cash and Cash Equivalents
The Company considers all highly liquid investments with an original maturity at the time of purchase of 90 days or less to be cash equivalents.

Accounts Receivable and Allowance for Doubtful Accounts
Accounts receivable are recorded at the invoiced amount and do not bear interest. The allowance for doubtful accounts is based on management’s best estimate of the amount of probable credit losses in existing accounts receivable. The allowance for doubtful accounts is determined based on historical write-off experience, current customer information and other relevant data. The Company reviews its allowance for doubtful accounts monthly. Past due balances of more than sixty days are reviewed individually for collectability. Account balances are charged off against the allowance when management believes it is probable that the receivable will not be recovered and after all attempts at collection have been exhausted. The Company does not have any off-balance-sheet credit exposure related to its customers. As of December 31, 2016, the allowance for doubtful accounts was $0.

CERES SYSTEMS AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2016

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Inventories
Inventories are valued at standard cost, which approximates the lower of actual cost computed on a first-in, first-out method or market. The recoverability of inventories is based upon the types and levels of inventories held, forecasted demand, pricing, competition and changes in technology. The Company periodically reviews its inventories for potential slow-moving or obsolete items and writes down its inventory for estimated obsolescence or unmarketable inventory equal to the difference between the cost of inventory and the estimated market value based upon assumptions about future demand and market conditions.

Property and Equipment
Property and equipment are recorded at cost less accumulated depreciation. Property and equipment additions that increase the useful lives of the assets are capitalized as incurred. Repairs and maintenance are charged to expense as incurred. Upon the sale or retirement of property and equipment, the accounts are relieved of the cost and the related accumulated depreciation, with any resulting gain or loss included in the consolidated statement of operations.

Depreciation is based on the following estimated useful lives of the assets using the straight- line method:

Computers and equipment	3 to 5 years
Purchased software	3 years
Furniture and fixtures	5 to 7 years
Leasehold improvements	Shorter of estimated lives
of assets or lease term

Long-term License Agreements
The Company enters into licenses for the right to incorporate certain software and hardware technologies into its product lines. These licenses are included in the accompanying consolidated balance sheets as other assets.

Amortization of licenses and other assets is computed using the straight-line method over their respective estimated useful lives generally ranging from one to three years, with amortization expense being charged to cost of sales in the statements of operations.

Investment
The Company has an investment of 302,000 shares of series A preferred stock of Quorum Labs, Inc. (Quorum). The Company accounted for this investment under the cost method as the Company does not exert significant influence on Quorum and its ownership interest is less than 20% of the carrying value of this investee company.

CERES SYSTEMS AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2016

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Advertising Expenses
The Company expenses all advertising expenditures when incurred. The Company incurred advertising expenses of $57,601 for the year ended December 31, 2016.

Product Warranty and Deferred Revenue
The Company’s HD/HDS and RES servers and storage products have been sold with a three-year limited warranty. All other products of the Company are sold with a basic one-year limited warranty. Estimated product warranty costs are recorded at the time of sale and periodically adjusted to reflect actual experience.

In addition to the basic limited warranty, an optional extended warranty is offered to end users of the Company’s products. Sales of extended warranties are recorded as deferred revenues and amortized into income on a straight-line basis over the length of the extended warranty contracts.

Estimated warranty costs are based upon prior historical warranty costs for substantially similar transactions. Accrued product warranty costs are included as a component of accrued expenses in the accompanying consolidated balance sheet.

Stock Compensation
Stock-based compensation is measured at the grant date based on the fair value of the award, determined using the Black-Scholes option pricing model. The fair value of the award that is ultimately expected to vest is recognized as expense on a straight-line basis over the requisite service period, which is generally the vesting period.

Income Taxes
The Company accounts for income taxes using the asset and liability method. Deferred income taxes assets and liabilities are determined based on differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes as well as for the benefit associated with net operating loss and tax credit carryovers. Deferred income taxes are measured by applying tax rates expected to be in effect for the years in which the temporary differences are expected to reverse. Valuation allowances are established when necessary to reduce deferred tax assets to the amounts expected to be realized.

CERES SYSTEMS AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2016

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Income Taxes (Continued)
The Company applies FASB ASC 740-10, Income Taxes, which address the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the consolidated financial statements. Under this guidance, the tax benefit from an uncertain tax position may be recognized only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities. The determination is based on the technical merits of the position and presumes that each uncertain tax position will be examined by the relevant taxing authority that has full knowledge of all relevant information.

At December 31, 2016, the Company had not identified any significant uncertain tax positions.

The Company’s income tax returns are filed in the U.S. federal jurisdiction and with the states of California and Virginia.

Foreign Currency Translation
Assets and liabilities of Themis Computer Sarl (the Company’s wholly-owned subsidiary whose functional currency is the Euro) are translated into U.S. dollars using the exchange rates in effect at the balance sheet date. Results of operations are translated using the average exchange rates prevailing throughout the period. The effects of exchange rate fluctuations on translating foreign currency assets and liabilities of Themis Computer Sarl into U.S. dollars are included as a component of shareholders’ equity. For the year ended December 31, 2016, the effects of these exchange rate fluctuations did not have a material effect on the consolidated financial statements. As of December 31, 2016, the accumulated translation adjustment was not significant; as such, it was not presented in the shareholders’ equity.

Recent Accounting Pronouncements
In February 2016, the FASB issued ASU No. 2016-02, Leases. The new guidance establishes a right-of-use (ROU) model that requires a lessee to record a ROU asset and a lease liability on the balance sheet for all leases with terms longer than 12 months. Leases will be classified as either finance or operating, with classification affecting the pattern of expense recognition in the income statement. This new guidance is effective for fiscal years beginning after December 15, 2019, including interim periods within those fiscal years. A modified retrospective transition approach is required for lessees for capital and operating leases existing at, or entered into after, the beginning of the earliest comparative period presented in the financial statements, with certain practical expedients available. The Company is currently evaluating the impact of the pending adoption of this new standard.

CERES SYSTEMS AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2016

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Recent Accounting Pronouncements (Continued)
In March 2016, the FASB issued ASU 2016-09, Compensation-Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting. The ASU is intended to simplify various aspects of accounting for share-based compensation arrangements, including the income tax consequences, classification of awards as either equity or liabilities, and classification on the statement of cash flows. For example, the new guidance requires all excess tax benefits and tax deficiencies related to share-based payments to be recognized in income tax expense, and for those excess tax benefits to be recognized regardless of whether it reduces current taxes payable. The ASU also allows an entity-wide accounting policy election to either estimate the number of awards that are expected to vest or account for forfeitures as they occur. ASU 2016-06 will be effective for the Company beginning on January 1, 2018. Different methods of adoption are required for the various amendments and early adoption is permitted, but all of the amendments must be adopted in the same period. The Company is currently evaluating the impact of the adoption of this guidance on its consolidated financial condition, results of operations and cash flows.

In November 2015, the FASB issued ASU 2015-17, Income Taxes (Topic 740): Balance Sheet Classification of Deferred Taxes. This ASU simplifies the presentation of deferred income taxes by eliminating the requirement for entities to separate deferred tax liabilities and assets into current and noncurrent amounts in classified balance sheets. Instead, it requires deferred tax assets and liabilities be classified as noncurrent in the balance sheet. ASU 2015-17 is effective for financial statements issued for annual periods beginning after December 15, 2017. Early adoption is permitted, and this ASU may be applied either prospectively to all deferred tax liabilities and assets or retrospectively to all periods presented. Upon adoption of this standard on a retrospective basis, all deferred income tax assets and liabilities will be presented as noncurrent. The Company adopted this standard during 2016 and accordingly has classified all deferred tax assets as long term. The amount reclassified from the prior year from short term to long term totaled $431,020.

In July 2015, the FASB issued ASU 2015-11, Inventory (Topic 330): Simplifying the Measurement of Inventory. The amendments in the ASU require entities that measure inventory using the first-in, first-out or average cost methods to measure inventory at the lower of cost or net realizable value. Net realizable value is defined as estimated selling price in the ordinary course of business less reasonably predictable costs of completion, disposal and transportation. This ASU will be effective for the Company for fiscal years beginning after December 15, 2016. The Company is does not believe that the effects of the adoption of this guidance will materially affect its consolidated financial statements.

CERES SYSTEMS AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2016

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Recent Accounting Pronouncements (Continued)
In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers (Topic 606), requiring an entity to recognize the amount of revenue to which it expects to be entitled for the transfer of promised goods or services to customers. The updated standard will replace most existing revenue recognition guidance in U.S. GAAP when it becomes effective and permits the use of either a full retrospective or retrospective with cumulative effect transition method. In August 2015, the FASB issued ASU 2015-14 which defers the effective date of ASU 2014-09 one year making it effective for annual reporting periods beginning after December 15, 2018. The Company has not yet selected a transition method and is currently evaluating the effect that the standard will have on the consolidated financial statements.

NOTE 3 - CONCENTRATIONS

Credit Risk
Financial instruments which potentially subject the Company to credit risk consist principally of cash and cash equivalents and accounts receivable.

The Company maintains substantially all of its cash balances at one domestic financial institution, which at times may exceed the Federal Deposit Insurance Corporation (“FDIC”) limits. At December 31, 2016, the Company had cash balances that were in in excess of FDIC limits. Management believes that the financial risks associated with its cash and cash equivalents are minimal as the Company’s cash deposits are held at credit-worthy commercial banks.

The Company extends credit to its customers in the normal course of business on a short-term basis. The Company performs periodic credit evaluations of its customers, maintaining an allowance for doubtful accounts. The provision for losses on uncollectible accounts receivable is determined principally on the basis of past collection experience and an evaluation of the risks of repayment from customers based on their current financial condition, type of customer and industry characteristics. The Company generally does not require collateral to support customer receivables. Interest can be charged on unpaid delinquent receivable balances if customers do not comply with the contract terms.

Significant Customers
The Company’s products are sold primarily to system integrators and original equipment manufacturers (“OEM’s”) for military, commercial and telecommunications applications in the United States and Europe.

CERES SYSTEMS AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2016

NOTE 3 - CONCENTRATIONS (Continued)

Significant Customers (Continued)
Two customers accounted for 49.9% (36.5% and 13.4%) of consolidated net sales for the year ended December 31, 2016. As of December 31, 2016, four customers, accounted for approximately 70.0% (25.5%, 18.0%, 15.5%, and 11.0%) of consolidated accounts receivable.

Significant Vendors
Five vendors accounted for 72.7% (23.4%, 15.7%, 12.0%, 11.4%, and 10.2%) of consolidated purchases for the year ended December 31, 2016. As of December 31, 2016, four vendors accounted for approximately 65.5% (29.4%, 13.4%, 12.4%, and 10.3%) of accounts payable.

Sources of Manufacturers
The Company has historically utilized two contract manufacturers to manufacture the majority of its fabricated assemblies. Although there are a limited number of contract manufacturers that are available to assemble the Company’s products, management believes that other contractors could provide similar services on comparable terms.

NOTE 4 - INVENTORIES

Inventories, net of provisions for potentially excess, obsolete or impaired goods, consisted of the following as of December 31, 2016:

Raw materials	$1,598,833
Work in progress	1,002,846
Fabricated assemblies	1,501,107
Finished goods	2,224,716
Inventories	$6,327,502

CERES SYSTEMS AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2016

NOTE 5 - PROPERTY AND EQUIPMENT, NET

Property and equipment consists of the following as of December 31, 2016:

Computers and equipment	$2,578,365
Purchased software	495,487
Furniture/fixtures	553,052
Leasehold improvements	379,193
Total	4,006,097
Less: accumulated depreciation	(3,755,328)
$250,769

Depreciation expense for the year ended December 31, 2016 was $236,912.

NOTE 6 - BANK LINE OF CREDIT

On July 20, 2016, the Company extended its business loan agreement with a financial institution for a line of credit of up to $3 million, due on July 31, 2017. Available borrowings under the line of credit are based on 80% of eligible accounts receivable and 35% of eligible inventory. The interest rate on the line of credit is the bank’s prime rate plus 0.625% per annum (4.375% at December 31, 2016), with interest payments due monthly. The line of credit agreement is collateralized by substantially all of the Company’s assets. As of December 31, 2016, the outstanding balance on the line of credit was zero. On July 25, 2017, the Company extended the maturity of its business loan agreement to July 31, 2019.

The line of credit contains certain financial covenants that the Company was in compliance with at December 31, 2016.

CERES SYSTEMS AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2016

NOTE 7 - ACCRUED EXPENSES

Accrued expenses consisted of the following as of December 31, 2016:

Accrued payroll and related expenses	$1,520,773
Accrued vacation	538,695
Accrued other expenses	131,673
Accrued sales taxes	11,326
Accrued commission	31,774
Accrued warranty	98,410
$2,332,651

NOTE 8 - RELATED PARTY TRANSACTIONS

The following is a summary of transactions and balances with related parties:

Notes and interest receivable from the Company’s shareholder totaled $616,076 and as of December 31, 2016. All such amounts are due in 2017. The interest rate on these notes is 5%.

Interest income related to the related party notes totaled $23,877 for the year ended December 31, 2016.

CERES SYSTEMS AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2016

NOTE 9 - INCOME TAXES

The Company’s income tax provision for the year ended December 31, 2016, consists of the following:

Current
Federal	$1,268,725
State	37,867
Foreign	9,315
1,315,907
Deferred
Federal	615,231
State	238,353
853,584
$2,169,491

The primary components of temporary differences that gave rise to deferred income taxes as of December 31, 2016, are as follows:

Deferred income tax assets

Deferred income tax assets
Research and minimum tax credits	$3,401,911
Net operating losses	126,135
Reserves and accruals not deductible for tax purposes	507,454
Deferred stock compensation	235,340
State income taxes	12,875
Total deferred income tax assets	$4,283,715

Realization of the deferred income tax asset as of December 31, 2016, is dependent on the Company generating sufficient taxable income in the future.

The effective income tax rate differed from the federal statutory income tax principally due to state and foreign taxes and permanent differences.

CERES SYSTEMS AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2016

NOTE 9 - INCOME TAXES (Continued)

As of December 31, 2016, the Company had federal net operating loss carryforwards of $0 and California net operating loss carryforwards of $2,526,429 all of which expire at various times through 2030. The Company also had federal minimum tax credit and research credit carryforwards of approximately $1,455,230 available to offset future federal income taxes, and $2,960,880 available to offset future California income taxes until exhausted.

The Company's income tax returns after 2013 and 2007 are open to examination by federal and state taxing authorities.

NOTE 10 - COMMITMENTS AND CONTINGENCIES

Lease Commitments
The Company leases its facility and office equipment under non-cancelable operating leases expiring at various dates through March 2018. In addition to rent costs, the Company is responsible for a portion of the operating expenses, insurance and property taxes for these facilities.

Future lease payments for non-cancelable operating leases are as follows:

Year ending December 31,	Amount
2017	$575,803
2018	122,197
Total	$698,000

Rent expense for the year ended December 31, 2016 was $774,056.

Purchase Commitments
As of December 31, 2016, the Company has entered into non-cancellable purchase commitments for certain inventory components and services used in its normal operations. The purchase commitments covered by these agreements are for less than one year and aggregate approximately $4,108,000.

CERES SYSTEMS AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2016

NOTE 11 - SHAREHOLDERS’ EQUITY

At December 31, 2016, the authorized capital stock of the Company consisted of 66,500,000 shares as outlined in the Amended and Restated Articles of Incorporated dated June 2014. This capital stock is comprised of 60,000,000 shares of common stock, 500,000 shares of preferred stock A and 6,000,000 shares of preferred stock B.

Common Stock
During the year ended December 31, 2016, the Company issued 118,000 shares of common stock upon exercise of stocks options and warrants resulting in cash proceeds of $20,900.

Convertible Preferred Stock
The Company’s preferred stock at December 31, 2016 consisted of the following:

Series	Shares Authorized	Shares Issued and Outstanding	Liquidation Preference per Share	Liquidation Amount
A	500,000	202,019	$10.00	$ 2,020,190
B	6,000,000	4,772,500	$0.40	$ 1,909,000

The rights, preferences and privileges of the preferred stock are as follows:

Voting
Holders of shares of preferred stock A are not entitled to vote. Each holder of shares of the preferred stock B shall be entitled to the number of votes equal to the number of shares of common stock into which such shares of preferred stock B could be converted.

Dividends
The holders of the outstanding shares of preferred stock A are entitled to receive at the rate of $0.35 per annum, when and if declared by the Board of Directors, a noncumulative dividend. No dividends have been declared in 2016.

Conversion Rights
Holders of preferred stock A do not have no conversion rights.

CERES SYSTEMS AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2016

NOTE 11 - SHAREHOLDERS’ EQUITY (Continued)

Conversion Rights (Continued)
Each share of preferred stock B is convertible, at the option of the holder, at any time, into shares of common stock determined by dividing the original issue price, $0.40 for Series B. The initial conversion price per share of the preferred stock is the original issue price subject to adjustment from time to time as provided in the Company’s Articles of Incorporation. Conversion is mandatory upon: (i) the closing of an initial public offering, covering the offer and sale of common stock to the public with a gross proceeds to the Company of not less than $20,000,000 or (ii) the consent from at least 51% of the holders of outstanding shares of preferred stock B.

Liquidation Rights
Upon liquidation, dissolution, or winding up of the Company, the holders of the preferred stock A shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Company to the holders of preferred stock B or the common stock, an amount equal to $10 per share, plus any declared but unpaid dividends on such shares (“liquidation preference”).

The holders of Series B preferred stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Company to the holders of shares of common stock, an amount equal to $0.40 per share, plus any declared but unpaid dividends on such shares (“liquidation preference”).

After the payment of the liquidation preferences, all remaining assets available for distribution, if any, shall be distributed ratably among the holders of common stock. If available assets are insufficient to pay the full liquidation preference for the preferred stock, the available assets will be distributed pro rata to the holders of preferred stock A with any remainder to be distributed pro rata to the holders of B preferred stock B.

Redemption
The preferred stock A is redeemable at the option of the Company’s board of directors at $10 per share. The preferred stock B is not redeemable.

NOTE 12 - WARRANTS

There were no warrants outstanding as of December 31, 2016. Warrants for 1,000,000 shares of common stock were previously issued as part of the preferred stock B financing transactions with an exercise price of $0.01 and an expiration date of June and July 2017. In December 2016, a warrant for 60,000 shares of common stock was exercised.

CERES SYSTEMS AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2016

NOTE 13 - SHARE BASED COMPENSATION

Stock Options
The Company sponsors the 2014 stock option plan (the “Plan”), which is shareholder approved and permits the grant of share options and shares in the Parent company to the subsidiaries’ employees for up to 2.0 million shares of common stock. The stock awards issued under the Plan are considered to be compensation expense of the Company. The stock awards granted under the Plan generally have a contractual term of ten years from the date of the grant and vest over four years.

The exercise price of options granted under the Plan must be at least equal to 100% of the fair value of the Company’s common stock at the date of grant.

Activity under the Plan for the year ended December 31, 2016 is set forth below:

	Shares	Weighted average exercise price per share	Weighted average remaining contractual life (in years)
Outstanding at December 31, 2015	1,639,481	$0.51	6.07
Options granted	56,500	0.78	9.50
Options exercised	(58,000)	—	—
Options canceled/forfeited/expired	(30,000)	—	—
Outstanding at December 31, 2016	1,607,981	$0.53	5.52
Vested and exercisable at December 31, 2016	1,200,855	$0.52	4.51

CERES SYSTEMS AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2016

NOTE 13 - SHARE BASED COMPENSATION (Continued)

Stock Options (Continued)
The weighted average grant date fair value per share of options during 2016 was $0.27. The fair value of the options vested for the year ended December 31, 2016 was $37,654.

As of December 31, 2016, there was approximately $75,644 of unamortized stock-based compensation cost related to unvested stock options which is expected to be recognized over a weighted average period of 2.00 years. The intrinsic value of options exercised in 2016 was $27,380.

The following is a summary of the weighted average assumptions used to estimate these fair values in 2016:

Risk-free interest rate (1)	0.85%
Expected life (in years) (2)	10.00
Dividend yield (3)	0.00
Volatility (4)	7.69%

The share-based compensation expense amounted to $37,654 in 2016.

(1)The risk-free interest rate is based on the U.S. Treasury yield for a term consistent with the expected life of the awards in effect at the time of grant.
(2)The expected life represents the period of time that options granted are expected to be outstanding and was estimated using the term until expiration.
(3)The Company has no history or expectation of paying cash dividends on its common stock.
(4)The Company has estimated the expected volatility of its share price based on the share price volatility of the Sector Titans Technology Index (DJTTHE).

CERES SYSTEMS AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2016

NOTE 14 - RETIREMENT PLAN

The Company has a qualified defined contribution discretionary retirement plan. The Company may make discretionary matching contributions of up to 50% of each of its employee’s contributions up to $5,000. The plan covers all employees who were age 21 or older, have completed 3 months of service and were employed as of December 31, 2016. The Company contributed $185,093 to the retirement plan for the year ended December 31, 2016.

NOTE 15 - SUBSEQUENT EVENTS

Management has evaluated all activity through December 16, 2017, the date the consolidated financial statements were available to be issued, and concluded that no other subsequent events have occurred which would require recognition in the consolidated financial statements or disclosures in the notes to the consolidated financial statements.

On September 1, 2017, the Company repurchased all the outstanding preferred stock A (202,019 shares) at a repurchase price of $12.88 per share.

On September 18, 2017, the Company changed the eligibility requirement on its incentive bonus plan where plan participants are entitled to receive their bonuses provided that the participant remains an employee of the Company at December 31, 2017, rather than the bonus payment date. Additionally, the Company approved the officer retention bonus for certain executive officers provided these officers remain with the Company through June 30, 2018.

On November 20, 2017, the Company extended its lease agreement discussed in Note 10, which was set to expire on March 31, 2018, to March 31, 2023.